UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2022

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000

N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.20	TROW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-2 of this chapter).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of our stockholders was held on May 10, 2022. The proxy statement and solicitation pertaining to this meeting were previously filed with the Commission on March 23, 2022. Shares eligible to vote were 227,809,949 at the record date of March 1, 2022.

The tabulation of votes for each proposal voted on by stockholders was as follows:

Proposal 1 - Election of Directors

Nominee	For	Against	Abstain	Broker Non-Vote
Glenn R. August	155,964,016	3,486,938	188,556	30,596,820
Mark S. Bartlett	146,157,942	13,305,790	175,778	30,596,820
Mary K. Bush	154,736,891	4,735,525	167,094	30,596,820
Dina Dublon	157,893,689	1,552,056	193,765	30,596,820
Dr. Freeman A. Hrabowski, III	154,620,240	4,871,036	148,234	30,596,820
Robert F. MacLellan	146,361,395	13,088,489	189,626	30,596,820
Eileen P. Rominger	158,520,859	922,489	196,162	30,596,820
Robert W. Sharps	159,138,911	330,394	170,205	30,596,820
Robert J. Stevens	157,079,956	2,357,231	202,323	30,596,820
William J. Stromberg	154,630,105	4,335,961	673,444	30,596,820
Richard R. Verma	157,870,247	1,560,228	209,035	30,596,820
Sandra S. Wijnberg	155,675,015	3,783,842	180,653	30,596,820
Alan D. Wilson	157,106,579	2,345,126	187,805	30,596,820

Proposal 2 - Advisory Vote on the Compensation Paid to Our Named Executive Officers

For	Against	Abstain	Broker Non-Vote
148,005,775	11,174,768	458,967	30,596,820

Proposal 3 - Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2022

For	Against	Abstain	Broker Non-Vote
181,568,255	8,444,807	223,268	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.
By: /s/ Jennifer B. Dardis
Jennifer B. Dardis
Vice President, Chief Financial Officer and Treasurer
Date: May 12, 2022